                                                                    EXHIBIT 10.2
                                                                           DRAFT
                                                                FEBRUARY 8, 2002

                                      2002

                              ALCON INCENTIVE PLAN

                              EFFECTIVE [--], 2002

                               TABLE OF CONTENTS

                               ARTICLE I
ESTABLISHMENT AND PURPOSE.........................................    1
1.1   Purpose.....................................................    1
1.2   Effective Date; Shareholder Approval........................    1

                              ARTICLE II
DEFINITIONS.......................................................    1
2.1   "Award".....................................................    1
      (a) "Annual Incentive Awards"...............................    1
      (b) "Stock Option Awards"...................................    1
      (d) "Restricted Stock"......................................    1
      (e) "Performance-Based Awards"..............................    1
      (f) "Other Stock-Based Awards"..............................    1
2.2   "Award Certificate".........................................    1
2.3   "Board".....................................................    1
2.4   "Change-of-Control".........................................    1
2.5   "Code"......................................................    2
2.6   "Committee".................................................    2
2.7   "Common Stock"..............................................    2
2.8   "Company"...................................................    2
2.9   "Disabled"..................................................    2
2.10  "Employee"..................................................    2
2.11  "Exchange Act"..............................................    2
2.12  "Fair Market Value".........................................    2
2.13  "Fair Market Value Stock Option"............................    2
2.14  "GAAP"......................................................    3
2.15  "Grant Price"...............................................    3
2.16  "Incentive Stock Option"....................................    3
2.17  "Market Price"..............................................    3
2.18  "Non-Employee Director".....................................    3
2.19  "Nonqualified Stock Option".................................    3
2.20  "Participant"...............................................    3
2.21  "Performance-Based Awards"..................................    3
2.22  "Performance Cycle".........................................    3
2.23  "Performance Goals".........................................    3
2.24  "Performance Measure".......................................    3
2.25  "Plan"......................................................    3
2.26  "Restricted Stock"..........................................    3
2.27  "Restriction Period"........................................    4
2.28  "Retirement"................................................    4
2.29  "Shares"....................................................    4
2.30  "Stock Appreciation Rights".................................    4
2.31  "Stock Market"..............................................    4
2.32  "Stock Options".............................................    4
2.33  "Subsidiary"................................................    4

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
2.34  "Termination of Employment".................................    4
2.35  "Unit"......................................................    4

                              ARTICLE III
ADMINISTRATION....................................................    4
3.1   The Committee...............................................    4
3.2   Authority of the Committee..................................    4
3.3   Effect of Determinations....................................    5
3.4   Delegation of Authority.....................................    5
3.5   No Liability................................................    5

                              ARTICLE IV
AWARDS............................................................    5
4.1   Eligibility.................................................    5
4.2   Participation...............................................    5
4.3   Form of Awards..............................................    5
4.4   Annual Incentive Awards.....................................    6
      (a) Performance Cycles......................................    6
      (b) Annual Incentive Participant............................    6
      (c) Performance Measures....................................    6
      (d) Payment of Annual Incentive Awards; Certification.......    6
      (e) Form of Payment.........................................    6
4.5   Stock Option Awards.........................................    6
      (a) Number of Shares........................................    6
      (b) Grant Price.............................................    7
      (c) Term and Timing of Exercise.............................    7
      (d) Payment of Exercise Price...............................    7
      (e) Incentive Stock Options.................................    8
      (i)  Eligibility............................................    8
      (ii) Timing of Grant........................................    8
      (iii) Amount of Award.......................................    8
      (iv) Timing of Exercise.....................................    8
      (v)  Transfer Restrictions..................................    8
      (f) No Repricing............................................    8
4.6   Stock Appreciation Rights...................................    8
      (a) Amount of Award.........................................    8
      (b) Term and Timing of Exercise.............................    9
4.7   Restricted Stock............................................    9
      (a) Eligibility and Limitations.............................   10
      (b) Restriction Period......................................   10
      (c) Restrictions............................................   10
      (d) Acceleration of Restrictions............................   10
      (e) Delivery of Restricted Stock............................   10
      (f) Legend..................................................   11
4.8   Performance-Based Awards....................................   11
      (a) Eligibility and Terms...................................   11
      (b) Limitations on Grants and Awards........................   11
      (c) Performance Goals, Performance Measures and Performance    11
      Cycles......................................................
      (d) Form of Grants..........................................   11
      (e) Payment of Awards.......................................   12

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

4.9   Other Stock-Based Awards....................................   12
      (a) Eligibility.............................................   12
      (b) Limitations on Grants and Awards........................   12
4.10  Phantom Stock Conversion....................................   12
4.11  Code Section 162(m).........................................   12

                               ARTICLE V
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS...........................   12
5.1   Shares Available............................................   12
5.2   No Registration Rights......................................   13
5.3   Restrictions on Transfer -- Securities Law Restrictions.....   13
5.4   Counting Rules..............................................   13
5.5   Adjustments.................................................   13
5.6   Consolidation, Merger or Sale of Assets.....................   13
5.7   Fractional Shares...........................................   14

                              ARTICLE VI
AMENDMENT AND TERMINATION.........................................   14
6.1   Amendment...................................................   14
6.2   Termination.................................................   14

                              ARTICLE VII
GENERAL PROVISIONS................................................   14
7.1   Nontransferability of Awards................................   14
7.2   Withholding of Taxes........................................   15
      (a) Stock Options...........................................   15
      (b) Restricted Stock........................................   15
      (c) Other Awards............................................   15
7.3   Special Forfeiture Provision................................   15
7.4   Code Section 83(b) Elections................................   16
7.5   No Implied Rights...........................................   16
7.6   No Obligation to Exercise Options...........................   16
7.7   No Rights as Stockholders...................................   16
7.8   Indemnification of Board....................................   16
7.9   No Required Segregation of Assets...........................   16
7.10  Nature of Payments..........................................   16
7.11  Securities Exchange Act Compliance..........................   16
7.12  Call Option of the Company..................................   16
7.13  Governing Law; Severability.................................   16

                                      2002

                              ALCON INCENTIVE PLAN

                                   ARTICLE I

                           ESTABLISHMENT AND PURPOSE

     1.1 Purpose. The purpose of the 2002 Alcon Incentive Plan (the "Plan") is to enable Alcon, Inc. (the "Company") to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (i) providing incentives and rewards to certain Employees who are in a position to contribute materially to the success and long-term objectives of the Company, (ii) aiding in the recruitment, motivation and retention of Employees of outstanding ability and (iii) providing Employees an opportunity to acquire or expand equity interests in the Company, thus aligning the interests of such Employees with those of the Company's shareholders. Towards these objectives, the Plan provides for the grant of Annual Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards.

     1.2 Effective Date; Shareholder Approval. The Plan is effective as of the date the resolution of the shareholders of the Company granting to the Board of Directors the ability to issue sufficient conditional capital has been recorded in the Commercial Register of the Canton of Zug Switzerland. No Awards shall be granted under the Plan prior to its effective date.

                                   ARTICLE II

                                  DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings, unless another definition is clearly indicated by particular usage and context:

     2.1 "Award" means any form of incentive or performance Award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions and/or limitations (if any) as the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

          (a) "Annual Incentive Awards" awarded pursuant to Section 4.4;

          (b) "Stock Option Awards" awarded pursuant to Section 4.5;

          (c) "Stock Appreciation Rights" awarded pursuant to Section 4.6;

          (d) "Restricted Stock" awarded pursuant to Section 4.7;

          (e) "Performance-Based Awards" awarded pursuant to Section 4.8;

          (f) "Other Stock-Based Awards" awarded pursuant to Section 4.9

     2.2 "Award Certificate" means the document distributed, either in writing or by electronic means, to a Participant by the Committee evidencing the grant of an Award.

     2.3 "Board" means the Board of Directors of the Company.

     2.4 "Change-of-Control" means the happening of any of the following:

          (a) any "person" including a "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")), but excluding (i) the Company, (ii) any entity controlling, controlled by or under common control with the Company, including Nestle S.A. (Nestle), (iii) any employee benefit plan of the Company or any such entity, (iv) any entity or group acting to facilitate any initial public offering of the Shares and, (v) with respect to any particular Participant, the Participant and any "group" (as such term is used in

     Section 13(d)(3) of the Exchange Act) of which such Participant is a member, and (vi) any acquisition of securities directly from the Company, is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (i) the combined voting power of the Company's then outstanding securities or (ii) the then outstanding Shares; or

          (b) the consummation of any consolidation or merger of the Company or subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, do not, immediately after the consolidation or merger, beneficially own (as such term is used in Rule 13(d)(3) under the Exchange Act), directly or indirectly, securities representing in the aggregate 51% or more of the combined voting power of the then outstanding voting securities of the corporation issuing cash or securities in the consolidation or merger (or its ultimate parent corporation, if any), except any such transaction with Nestle or any entity controlled by Nestle; or

          (c) any sale, lease, exchange or other transfer (in one transaction or in a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than the sale or disposition by the Company of all or substantially all of the Company's assets either (i) to an entity, at least 51% of the combined voting power of the voting securities of which are beneficially owned by shareholders in substantially the same proportion as their ownership of the Company immediately prior to such sale or (ii) to Nestle or to an entity controlled by Nestle, or

          (d) during any period of two consecutive years commencing on or after January 1, 2002, individuals who, at the beginning of the period, constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office.

     2.5 "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means the Compensation Committee of the Board formed to make recommendations for approval by the Board as a whole, or any successor Committee or sub-committee of the Board. It is understood throughout this Plan that the Committee only recommends actions to the Board for approval.

     2.7 "Common Stock" means the registered common stock, CHF 0.20 par value per share, of the Company.

     2.8 "Company" means Alcon, Inc., and its subsidiaries, successors and assigns.

     2.9 "Disabled" or "Disability" means permanently and totally disabled within the meaning of the applicable disability plans of the Company (or its subsidiary) for the country of residence of the affected individual.

     2.10 "Employee" means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary or serves as a Non-Employee Director of the Company at the relevant time. "Employee" shall not include any seasonal, independent contractors, leased or temporary employees.

     2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.12 "Fair Market Value" means the closing sales price of a Share as reported on the Stock Market on the date as of which the determination is being made or, if no sale of Shares is reported on such date, on the next preceding day on which there were sales of Shares reported.

     2.13 "Fair Market Value Stock Option" means a Stock Option with the Grant Price set by the Board at a price per Share equal to the Fair Market Value, as defined in Section 2.12, of a Share on the date of grant.

     2.14 "GAAP" means U.S. Generally Accepted Accounting Principles.

     2.15 "Grant Price" means the price per share at which Shares may be purchased under a Stock Option and the price per share used as the base price for measuring the appreciation, if any, under a Stock Appreciation Right. The Grant Price shall not be less than the Fair Market Value of the Shares covered by the Stock Option or Stock Appreciation Right on the date the Stock Option or Stock Appreciation Right is granted unless specifically approved by the Board.

     2.16 "Incentive Stock Option" means a Stock Option granted under Section
4.5 of the Plan designated by the Board in an Award Certificate to be an Incentive Stock Option that meets the requirements of (i) Section 422 of the Code or (ii) the revenue code, and any regulations or rules promulgated thereunder in the country of the Participant.

     2.17 "Market Price" means the Fair Market Value of a Share on the date a Stock Option or Stock Appreciation Right is exercised.

     2.18 "Non-Employee Director" means a director of the Company described in Rule 16(b)-3(b)(3)(i) of the Exchange Act who is not (I) a full-time employee of Nestle, the Company, or a Subsidiary or (II) a member of the Nestle board of directors.

     2.19 "Nonqualified Stock Option" means any Stock Option granted under
Section 4.5 of the Plan that is not an Incentive Stock Option.

     2.20 "Participant" means exclusively an Employee of the Company or a Subsidiary who has been granted an Award under the Plan.

     2.21 "Performance-Based Awards" mean an Award to be earned in whole or in part according to, and contingent upon, the degree of achievement of Performance Goals over a Performance Cycle granted under Section 4.8 of the Plan in the form of cash, Shares or any combination thereof.

     2.22 "Performance Cycle" means, with respect to any Annual Incentive Award, Performance-Based Award or Other Stock-Based Award granted under the Plan, the period over which the Company's level of attainment of a Performance Measure shall be determined.

     2.23 "Performance Goals" mean, with respect to any applicable Award made pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Cycle, all as set forth in the related Award Certificate.

     2.24 "Performance Measure" means, with respect to any Annual Incentive Award, Performance Grant or Other Stock-Based Award granted in connection with a Performance Cycle, the business criteria recommended by the Committee and approved by the Board to measure the level of performance of the Company during such Performance Cycle. The Committee may select for Board approval as the Performance Measure for a Performance Cycle any Performance Goals and/or one or combination of the following financial measures, as interpreted by the Committee, which (to the extent applicable) can be determined either on a pro forma or GAAP basis, and either pre-tax or after-tax,: Earnings per Share, Return on Equity, Return on Invested Capital, Relative Total Shareholder Return, Revenue Growth, Share Performance, Net Income, Return on Sales, Return on Assets, Economic Value Added, Cash Flow, Cumulative Operating Income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense) or other measures subject to review for compliance with 162(m).

     2.25 "Plan" means the 2002 Alcon Incentive Plan, as set forth in this document and as may be amended from time to time.

     2.26 "Restricted Stock" means Shares issued under a Restricted Stock Award pursuant to Section 4.7 that are subject to such restrictions recommended by the Committee, in its discretion, and approved by the Board.

     2.27 "Restriction Period" means the period during which shares subject to a Restricted Stock Award are subject to forfeiture or repurchase.

     2.28 "Retirement" means retirement with consent of the Board and (i) at or after age 55 with no less than ten years of service or (ii) at or after age 62.

     2.29 "Shares" mean shares of Common Stock.

     2.30 "Stock Appreciation Rights" mean the right to an amount (payable in Shares, in cash, or a combination thereof as the Committee shall recommend and the Board shall approve) that does not exceed the excess of the Market Price over the Grant Price for the number of Shares for which the Stock Appreciation Right is exercised.

     2.31 "Stock Market" means the New York Stock Exchange or other listing system selected by the Board in its sole discretion on which Shares are listed or quoted for sale.

     2.32 "Stock Options" mean the right to purchase from the Company a stated number of Shares at a specified Grant Price. Stock Options Awarded under the Plan shall be in the form of either Incentive Stock Options or Nonqualified Stock Options.

     2.33 "Subsidiary" means any corporation or entity in which the Company (i) directly or indirectly owns or controls stock possessing 50% or more of the total combined voting power of all classes of stock issued by such corporation or entity; or (ii) otherwise has the power to determine the election or removal of a majority of the members of the Board of directors.

     2.34 "Termination of Employment" means the date of cessation of an Employee's employment relationship with the Company and its Subsidiaries for any reason, with or without cause as determined by the Company or the relevant Subsidiary; provided, however, that for purposes of this Plan, an Employee's employment relationship shall be treated as continuing intact while the Employee is on military reserve duty, sick leave or other bona fide leave of absence (such as temporary employment with the Government) that has been approved by the Company or the relevant Subsidiary to the extent the period of the leave does not exceed the longer of 90 days or the period the Employee's right to continued employment and reemployment with the Company or the relevant Subsidiary is guaranteed either by law or by contract. Employees called for active Military Duty shall have their employment relationship continued intact for the duration of their term of required military service. Where the period of leave exceeds ninety (90) days and where the Employee's right to continued employment and reemployment is not guaranteed either by slaw or contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

     2.35 "Unit" means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Share.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee, under the review and approval of the Board. Subject to Section 3.4, the Committee shall only have the authority to recommend actions and decisions for approval by the Board. The Board shall have the exclusive authority to approve actions and decisions made hereunder.

     3.2 Authority of the Committee. The Committee, subject to approval of the Board (which approval may be granted ex ante or ex post), shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (1) interpret the Plan; (2) prescribe such rules and regulations as it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (3) select employees to receive Awards under the Plan; (4) determine the form of an Award, the number of Shares subject to an Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award including, without limitation, the timing or conditions of exercise or vesting, and the terms of any Award Certificate; (5) determine whether Awards will be granted singly, in combination or in tandem; (6) establish and administer Performance Measures and Performance Goals in connection with Annual Incentive Awards, Performance-Based Awards or Other Stock-Based Awards granted to Employees under the Plan, and certify the level of performance attainment for such Performance Goals; (7) except as provided in Section 4.5(f), waive or amend any terms, conditions, restrictions or limitations of an Award; (8) in accordance with
Article V, adjust the number of Shares available under the Plan or any Award;
(9) accelerate the vesting, exercise or payment of an Award when such action or actions would be in the best interest of the Company; (10) provide for the deferred payment of Awards in Shares and the extent to which such payment shall be credited with dividend equivalents; (11) determine whether Nonqualified Stock Options may be transferable to family members, a family trust or a family partnership; (12) establish such Subplans as the Committee may determine to be necessary in order to implement and administer the Plan in various countries; and (13) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. Notwithstanding the foregoing, Awards made to officers and directors of the Company, as described in Rule 16b-3 of the Exchange Act, shall be approved by the Board in compliance with Rule 16b-3(d)(1) of the Exchange Act.

     3.3 Effect of Determinations. All determinations of the Board and the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

     3.4 Delegation of Authority. The Board, in its discretion, may delegate its authority and duties under the Plan to such other individual, individuals or committee as it may deem advisable, under such conditions and subject to such limitations as the Board shall recommend. Notwithstanding the foregoing, only the Committee shall have the authority to establish and certify Performance Goals.

     3.5 No Liability. No member of the Committee or Board, nor any person acting as a delegate of the Committee or Board in respect of the Plan, shall be liable for any losses incurred by any person resulting from any action, interpretation or construction of the Plan.

                                   ARTICLE IV

                                     AWARDS

     4.1 Eligibility. Except as otherwise provided herein with respect to a specific form of an Award, all Employees shall be eligible to receive Awards granted under the Plan.

     4.2 Participation. The Committee, in its sole discretion, shall recommend from time to time Participants from those persons eligible under Section 4.1 above to receive Awards under the Plan. Non-Employee Directors shall only be eligible to receive Non-Qualified Options pursuant to Section 4.5. Nothing in this Plan shall make Non-Employee Directors eligible for Incentive Stock Options or any other form of Award.

     4.3 Form of Awards. Awards granted under the Plan shall be in the form of Annual Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock, Performance-Based Awards and Other Equity-Based Awards. Awards shall be in the form determined by the Board, in its discretion, and shall be evidenced by an Award Certificate. Awards may be granted singly, in combination or in tandem with other Awards. The terms and conditions applicable to Annual Incentive Awards shall be as set forth in Section 4.4. The terms and conditions applicable to Stock Options shall be as set forth in Section 4.5. The terms and conditions applicable to Stock Appreciation Rights shall be set forth in Section
4.6. The terms and conditions applicable to Restricted Stock Awards shall be set forth in Section 4.7. The terms and conditions applicable to Performance-Based Awards shall be set forth in Section 4.8. The terms and conditions applicable to Other Equity-Based Awards shall be set forth in Section 4.9.

     4.4 Annual Incentive Awards. The Board may grant Annual Incentive Awards under the Plan only to such Employees as the Committee may from time to time recommend, in such amounts and subject to such terms and conditions as the Board in its discretion may determine. The Board shall establish a maximum Award that may be granted for each annual Performance Cycle. Notwithstanding the foregoing, any Annual Incentive Awards granted to an Employee shall be subject to the provisions of paragraphs (a) through (e) below:

          (a) Performance Cycles. Annual Incentive Awards for Employees shall be granted in connection with a Performance Cycle. The first Performance Cycle under the Plan shall commence on January 1, 2002.

          (b) Annual Incentive Participant. Subject to Section 1.2, within 25% of the Performance Cycle period, after the commencement of a Performance Cycle, the Board shall determine the Employees who shall be eligible to receive an Annual Incentive Award for such Performance Cycle.

          (c) Performance Measures. (i) Within 25% of the performance cycle period after the commencement of a Performance Cycle, the Board shall fix and establish, in writing, (A) the Performance Measure(s) that shall apply to such Performance Cycle, (B) an objective formula for computing the amount of the Annual Incentive Awards for such Performance Cycle, where the amount shall be based upon the attainment of various Performance Goals for the applicable Performance Measure(s).

             (ii) Notwithstanding anything to the contrary, the Board may, on a case by case basis and in its sole discretion, reduce, but not increase, the Annual Incentive Award payable to any Participant with respect to any given Performance Cycle (unless the Participant has a vested right under applicable employment law to receive the full Award), provided, however, that no such reduction shall result in an increase to any other Employee.

             (iii) The maximum dollar amount (or dollar value) payable to any Participant for a single Performance Cycle in respect of an Annual Incentive Award shall be $3.0 million, including deferred amounts

          (d) Payment of Annual Incentive Awards; Certification. No Annual Incentive Award shall be paid to a Participant under this Section unless and until the Committee certifies in writing the level of attainment of the applicable Performance Goals for the applicable Performance Cycle and Participants shall not have any right or claim whatsoever for payment of any Award until the Committee has made such certification in writing.

          (e) Form of Payment. Annual Incentive Awards shall be paid in the form of cash, Shares or any combination thereof; provided, however, that the Board shall determine the form of payment of any Annual Incentive Awarded to a Participant within ninety (90) days after the commencement of the applicable Performance Cycle. Deferrals may be allowed upon approval of the Board

     4.5 Stock Option Awards. Stock Options granted under the Plan shall, at the discretion of the Board, be in the form of either Nonqualified Stock Options, Incentive Stock Options or a combination of the two, subject to the restrictions set forth in paragraph (e) below. Where both a Nonqualified Stock Option and an Incentive Stock Option are granted to a Participant at the same time, such Awards shall be deemed to have been granted in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other Award. The Board shall designate the form of the Stock Option at the time of grant and such form shall be specified in the Award Certificate. Stock Options shall be subject to the following terms and conditions:

          (a) Number of Shares. The Board may grant Stock Options to a Participant in such amounts as the Board may determine, subject to the limitations set forth in Section 5.1 of the Plan. The number of Shares subject to a Stock Option shall be set forth in the applicable Award Certificate. The maximum number of Shares subject to Stock Options that may be issued to any Participant during any calendar year shall not exceed 750,000.

          (b) Grant Price. The Grant Price, as determined by the Board shall be set forth in the applicable Award Certificate.

          (c) Term and Timing of Exercise. Each Stock Option granted under the Plan shall be exercisable in whole or in part, subject to the following conditions, limitations and restrictions:

             (i) Unless the applicable Award Certificate provides otherwise, each Stock Option shall become exercisable in full on the third anniversary of the date of grant;

             (ii) Unless an applicable Subplan or an applicable Award Certificate provides a different period, each Stock Option shall lapse on the tenth anniversary of the date of grant,

             (iii) The Board may, on a case by case basis, provide in an Award Certificate that the Stock Options subject to the Award shall become immediately exercisable upon a Change-of-Control;

             (iv) All Stock Options granted to a Participant shall become immediately exercisable upon the death or permanent Disability of the Participant and must be exercised within 60 months after such Participant's death or Disability, but in no event after the date such Stock Options would otherwise lapse, by the Participant or, in the event of his death, by the Participant's estate or by the person given authority to exercise such Stock Options by the Participant's will or by operation of law. In the event a Stock Option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares thereunder unless and until the Board is satisfied that the person or persons exercising the Stock Option is or are the duly appointed executor(s) or administrator(s) of the deceased Participant or the person to whom the Stock Option has been transferred by the Participant's will or by the applicable laws of descent and distribution;

             (v) Except as otherwise provided in Section 7.3, upon an Employee's Termination of Employment, for any reason other than death, Disability or Retirement, all Stock Options that have not become exercisable as of the date of termination shall be forfeited. If the Participant's termination constitutes a Retirement, all Stock Options shall become vested and exercisable for the full length of the remaining term. Except as, determined by the Board and set forth in the applicable Award Certificate, for all other methods of termination, to the extent that Stock Options have become exercisable as of such date, such Stock Options shall expire as of 30 days after such termination or the earliest date permitted by law if the law requires greater than 30 days. In those jurisdictions where forfeiture is not permitted, the Company shall have the right to call Stock Options at a price of CHF 0.01 per outstanding Stock Option held by the Participant; and

             (vi) Notwithstanding the foregoing, the Board may, in its discretion, set forth in the applicable Award Certificate vesting schedules and time periods for permitted exercise that differ from those provided herein, provided, however, that in no event shall the Board provide in an Award Certificate for the exercise of any portion of a Stock Option before the six-month anniversary of Award, or after the tenth anniversary of the date of grant of such Stock Option.

          (d) Payment of Exercise Price. The applicable Grant Price shall be paid in full when any portion of the Stock Option is exercised and Shares shall be issued to the Participant only upon receipt of such payment. Payment of the Grant Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order to the account of a Swiss bank held in favor of the Company. In addition, at the discretion of the Board, payment of all or a portion of the Grant Price may be made by

             (i) Delivering a properly executed exercise notice to the Company, or its agent, together with irrevocable instructions to a broker to deliver promptly to the account of a Swiss bank held in favor of the Company the amount of sale or loan proceeds with respect to the portion of the

        Shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Grant Price being so paid;

             (ii) Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Grant Price being so paid; or

             (iii) any combination of the foregoing.

          (e) Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations and restrictions:

             (i) Eligibility. Incentive Stock Options may only be granted to Employees of the Company or its Subsidiaries other than individuals who are Employees solely in their capacity as Non-Employee Directors. In no event may an Incentive Stock Option be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

             (ii) Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the date the Plan is adopted by the Board or, if earlier, the date the Plan is approved by the Company's shareholders pursuant to Section 1.2.

             (iii) Amount of Award. The aggregate Fair Market Value on the date of grant of the Shares with respect to which such Incentive Stock Options first become exercisable during any calendar year under the terms of the Plan for any Participant may not exceed $100,000. For purposes of this $100,000 limit, the Participant's Incentive Stock Options under this Plan and all Plans maintained by the Company shall be aggregated. To the extent any Incentive Stock Option first becomes exercisable in a calendar year and such limit would be exceeded, the portion of such Incentive Stock Option that shall thereafter be treated as a Nonqualified Stock Option for all purposes of the Plan shall be determined in accordance with the rules applicable to Incentive Stock Options and the IRS rulings.

             (iv) Timing of Exercise. In the event that the Board permits an Incentive Stock Option to be exercised by a Participant more than 30 days after the Participant's Termination of Employment and such exercise occurs more than three months after such Participant has ceased being an Employee (or more than 12 months after the Participant is Disabled), such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes.

             (v) Transfer Restrictions. In no event shall the Board permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option granted hereunder shall be exercisable, during his or her lifetime, only by the Participant.

          (f) No Repricing. Except as otherwise provided in Section 5.3, in no event shall the Board decrease the Grant Price of a Stock Option after the date of grant or cancel outstanding Stock Options and grant to Participants holding such cancelled Stock Options within six months of such cancellation replacement Stock Options with a lower Grant Price without, in either case, first obtaining the approval of the shareholders in the manner described in
     Section 1.2.

     4.6 Stock Appreciation Rights. The Board may grant Stock Appreciation Rights that provide Participants with the opportunity to receive the appreciation over the Grant Price for the number of Shares specified in the applicable Award Certificate

          (a) Amount of Award.

          The Board may grant Stock Appreciation Rights to a Participant in such amounts as the Board determines, subject to the limitations set forth in
     Section 5.1 of the Plan. The number of Shares subject to Stock Appreciation Rights shall be set forth in the applicable Award Certificate. The maximum number of Shares subject to Stock Appreciation Rights that may be granted to any Participant during any calendar year shall not exceed 750,000.

          Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to a payment equal to the difference between the Grant Price and the Fair Market Value of the applicable number of Shares on the date of exercise.

          (b) Term and Timing of Exercise.

          Each Stock Appreciation Right granted under the Plan shall be exercisable in whole or in part, subject to the following conditions, limitations and restrictions:

             (i) Unless the applicable Award Certificate provides otherwise, the Stock Appreciation Right shall be fully exercisable on the third anniversary of the date of grant;

             (ii) Unless an applicable subplan or an applicable Award Certificate provides a different period, Stock Appreciation Rights shall lapse 10 years after the date of grant;

             (iii) The Board may, on a case by case basis, provide in an Award Certificate that the Stock Appreciation Rights subject to the Award shall become immediately exercisable upon a Change-of-Control;

             (iv) The value of Stock Appreciation Rights shall be settled in any combination of cash or shares, as determined by the Board;

             (v) All Stock Appreciation Rights granted to a Participant shall become immediately exercisable upon the death or Disability of the Participant and must be exercised within 60 months after such Participant's death or Disability, but in no event after the date such Stock Appreciation Rights would otherwise lapse, by the estate or by the person given authority to exercise such Stock Appreciation Rights by the Participants will or by operation of law. In the event a Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Appreciation Right has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to make payment thereunder unless and until the Board is satisfied that the person or persons exercising the Stock Appreciation Right is or are the duly appointed executor(s) or administrator(s) of the deceased Participant or the person to whom the Stock Appreciation Right has been transferred by the Participant's will or by the applicable laws of descent and distribution;

             (vi) Except as otherwise provided in Section 7.3, upon a Participant's Termination of Employment, for any reason other than death, Disability or Retirement, all Stock Appreciation Rights that have not become exercisable as of the date of termination shall be forfeited. If the Participant's termination constitutes a Retirement, all Stock Appreciation Rights shall become vested and exercisable for the full length of the remaining term. Except as determined by the Board and set forth in the applicable Award Certificate, for all other methods of termination, to the extent that Stock Appreciation Rights have become exercisable as of such date, such Stock Appreciation Rights shall expire as of 30 days after such termination or the earliest date permitted by law if the law requires greater than 30 days;

             (vii) Notwithstanding the foregoing, the Board may, on its discretion, set forth in the applicable Award Certificate vesting schedules and time periods for permitted exercise that differ from those provided herein; provided, however, that in no event shall the Board provide in an Award Certificate for the exercise of any portion of a Stock Appreciation Right before the six-month anniversary of Award, or after the tenth anniversary of the date of grant of such Stock Appreciation Right.

     4.7 Restricted Stock. A Restricted Stock Award is the transfer of shares to an Employee, subject to such terms and conditions as the Board shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Employee shall forfeit such shares back to the Company without payment or shall be obligated to sell and the Company shall be entitled to buy from the Participant such shares at a price of CHF 0.01 per share, as legislation requires, in each case (i) upon Termination of Employment for any reason other than death or Disability prior to the end of the Restriction Period, (ii) if any specified Performance Goals are not achieved during a specified Performance Cycle, or (iii) if such other conditions as the Board may specify at the time of grant are not satisfied.

          (a) Eligibility and Limitations. Any officer of the Company and any other key Employee of the Company or a Subsidiary selected by the Board may receive a Restricted Stock Award. The Board, in its sole discretion, shall determine whether a Restricted Stock Award shall be made, the Employee to receive the Restricted Stock Award, and the conditions and restrictions imposed on the Restricted Stock Award. The Board may grant Restricted Stock to an Employee in such amounts as the Board may determine, subject to the limitations set forth in Section 5.1 of the Plan. The maximum number of Shares that may be issued to any Participant as Restricted Stock during any calendar year shall not exceed 200,000.

          (b) Restriction Period. Each Award Certificate shall specify the conditions upon which restrictions applicable to Restricted Stock Awards shall lapse, including, without limitations, conditions related to the continued employment of a Participant or the achievement of Performance Goals during a Performance Cycle, by the Company or its Subsidiaries until a specified date.

          (c) Restrictions. The following restrictions and conditions shall apply to each Restricted Stock Award during the Restriction Period: (i) the Participant shall not be entitled to physical delivery of the shares until the lapse of the Restriction Period; (ii) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares subject to the Restricted Stock Award; and (iii) the shares subject to a Restricted Stock Award shall be forfeited to the Company if the Participant for any reason other than death or Disability ceases to be an Employee prior to the end of the Restriction Period, except due to circumstances specified in the related Award Certificate or otherwise approved by the Board. The Board may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate. In those jurisdictions where forfeiture is not permitted, the Company shall have the right to call, and the Participants shall be required to sell, shares subject to a Restricted Stock Award at a price of CHF 0.01 per share. The Board shall have authority to designate vesting requirements in grants of Restricted Stock specific to a Participant.

          (d) Acceleration of Restrictions. Notwithstanding the foregoing, the Restriction Period applicable to all shares subject to the Restricted Stock Award shall immediately expire and such shares shall become vested and nonforfeitable upon the death or Disability of the Participant. The Board may, on a case by case basis, provide in the Award Certificate that the Restriction Period applicable to all shares subject to the Restricted Stock Award shall immediately expire and such shares shall become vested and nonforfeitable upon a change-of-control. In case of Participant's Retirement, the Restriction Period applicable to all shares of Restricted Stock expire and such shares shall become vested and nonforfeitable at the earlier of (a) Retirement, or (b) the end of Restriction Period. Section
     4.10 shall govern Restricted Stock Awards made in connection with conversion of phantom shares.

          (e) Delivery of Restricted Stock. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares will be delivered to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions; provided, that the Board may, in its discretion, require (i) the further deferral of any shares subject to a Restricted Stock Award beyond the initially specified Restriction Period,
     (ii) that the shares subject to a Restricted Stock Award be retained by the Company, or (iii) that the Participant receive a cash payment in lieu of delivery of the applicable shares.

          (f) Legend. In order to enforce any restrictions that the Board may impose on shares subject to a Restricted Stock Award, the Committee shall cause a legend or legends setting forth a specific reference to such restrictions to be placed on all certificates for shares subject to Restricted Stock Awards. Subject to Section 4.7(e) as restrictions are released, a new certificate, without the legend, for the number of shares with respect to which restrictions have been released shall be issued and upon request by the Participant, shall be delivered to the Participant as soon as possible thereafter.

     4.8 Performance-Based Awards.

          (a) Eligibility and Terms. The Board may grant to officers of the Company and other key Employees of the Company and its Subsidiaries the prospective contingent right, expressed in Units, to receive payments of shares, cash or any combination thereof, with each Unit equivalent in value to one share, or equivalent to such other value or monetary amount as may be designated or established by the Board ("Performance-Based Awards"), Performance-Based Awards shall be earned by Participants only if specified Performance Goals are satisfied in the applicable Performance Cycle. The Board shall, in its sole discretion, determine the officers of the Company and other key Employees eligible to receive Performance-Based Awards. At the time each Performance Grant is made, the Board shall establish the applicable Performance Cycle, the Performance Measure and Performance Goals in respect of such Performance Based Award. The number of shares and/or the amount of cash earned and payable in settlement of a Performance Based Award shall be determined by the Committee at the end of the Performance Cycle.

          (b) Limitations on Grants and Awards. The Board may grant Performance-Based Awards to a Participant in such amounts as the Board may determine, subject to the limitations set forth in Section 5.1 of the Plan. The maximum dollar amount (or dollar value) payable to any Participant in respect of a Performance-Based Award in any calendar year shall be $3.0 million.

          (c) Performance Goals, Performance Measures and Performance
     Cycles. The Award Certificate for each Performance Based Award shall provide that, in order for a Participant to earn all or a portion of the Units subject to such Performance Based Award, the Company must achieve certain Performance Goals over a designated Performance Cycle having a minimum duration of one year. The Performance Goals and Performance Cycle shall be established by the Board in its sole discretion. The Board shall establish a Performance Measure for each Performance Cycle for determining the portion of the Performance-Based Award, which will be earned or forfeited, based on the extent to which the Performance Goals are achieved or exceeded. In setting Performance Goals, the Board shall use a Performance Measure as defined Article II of this document. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Performance Based Award based on the level attained. Once established by the Board and specified in the Award Certificate, and if and to the extent provided in or required by the Award Certificate, the Performance Goals and the Performance Measure in respect of any Performance-Based Award (or any Restricted Stock Grant or Stock-Based Award that requires the attainment of Performance Goals as a condition to the Award) shall not be changed other than as required by changes in U.S. GAAP. The Board may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance-Based Award (or Restricted Stock or Stock-Based Award) that otherwise would be payable to a Participant upon attainment of the Performance Goal(s) unless the Participant has a vested right under applicable employment law to receive the full Award.

          (d) Form of Grants. Performance-Based Awards may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Board may from time to time approve. Performance-Based Awards may be made alone, in addition to in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Board shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Board may impose different terms and conditions on any particular Performance-Based Award made to any Participant. The Performance Goals, the Performance Cycle and the

     Performance Measure applicable to a Performance Grant shall be set forth in the relevant Award Certificate.

          (e) Payment of Awards. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share), or such other value as the Board shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance-Based Award may be made in shares, in cash, or in any combination of shares and cash, and at such time or times, as the Board, in its discretion, shall determine.

     4.9 Other Stock-Based Awards.

          (a) Eligibility. The Board may, from time to time, grant to an Employee Awards (other than Annual Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock or Performance-Based Awards) under
     Section 4.9 that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares. These Awards may include, among other things shares, Restricted Stock Options, phantom or hypothetical shares and share units. The Board shall determine, in its discretion, the terms, conditions, restrictions and limitations, if any, that shall apply to Awards granted pursuant to this
     Section 4.9, including whether dividend equivalents shall be credited with respect to any Award, which terms, conditions, restrictions and/or limitations shall be set forth in the applicable Award Certificate.

          (b) Limitations on Grants and Awards. The Board may grant Other Stock-Based Awards to a Participant in such amounts as the Board may determine, subject to the limitations set forth in Section 5.1 of the Plan. The maximum dollar amount (or dollar value) payable to any Participant in respect of a Other Stock-Based Award in any calendar year shall be $3.0 million.

     4.10 Phantom Stock Conversion. The Company sponsors the 1994 Phantom Stock Plan pursuant to which eligible employees were granted deferred phantom stock units that are paid out over time. The Board may permit certain Employees to convert their outstanding phantom stock units into shares of Restricted Stock and also grant Stock Options to any such person electing to convert. The Board shall determine the terms and conditions of such conversion and of the related Awards made hereunder. Any Awards of Restricted Stock or Stock Options made under this Section 4.10 shall not count against the limits set forth in Section 4.5(a) and 4.7(a). In addition, Restricted Stock Awards granted under this
Section 4.10 shall not be subject to any restrictions of the types described in clauses (ii) or (iii) of the first paragraph of Section 4.7. Stock Options granted under this Section 4.10 shall not be subject to the same vesting conditions described in Section 4.5(c)(i). Stock Options granted under this
Section 4.10 shall vest under the conditions set forth in the applicable Award Certificate. Any Awards of Restricted Stock or Stock Options made under this
Section 4.10 shall only be made after the effective date of this Plan.

     4.11 Code Section 162(m). It is the intent of the Company, that Awards granted under the Plan satisfy, and that Article IV be interpreted in a manner that satisfies, the requirements of Code Section 162(m) and the regulations thereunder, if applicable, so that the Company's tax deduction for Awards is not disallowed in whole or in part by operation of Code Section 162(m). If any provision of this Plan or of any Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict.

                                   ARTICLE V

                    SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

     5.1 Shares Available. Subject to adjustment in accordance with Section 5.3, the total number of Shares with respect to which Awards may be issued under the Plan shall not exceed in the aggregate 30 million Shares; the number of Shares delivered pursuant to the exercise of Stock Options or delivered after the lapse of a Restriction Period shall not exceed 10% of the total number of Shares issued and outstanding at the time such shares are delivered.

     5.2 No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of shares under this Agreement to comply with any law.

     5.3 Restrictions on Transfer -- Securities Law Restrictions. Regardless of whether the offering and sale of shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any country, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Exchange Act, the securities laws of any country or any other law.

     5.4 Counting Rules. For purposes of determining the number of shares remaining available under the Plan, only Awards payable in shares or Awards in Stock Options the terms of which allow for physical delivery of shares shall be counted. Any shares related to Awards, which terminate by expiration, forfeiture, cancellation or otherwise without issuance of shares, or are settled in cash in lieu of shares, shall be available again for issuance under the Plan. In the event shares are tendered or withheld in payment of all or part of the Exercise Price of a Stock Option, or in satisfaction of the withholding obligations thereunder, the shares so tendered or withheld shall become available for issuance under the Plan. An outstanding Stock Appreciation Right shall not be taken into account in determining the aggregate number of shares with respect to which Stock Options may thereafter be granted.

     5.5 Adjustments. In the event of a change in the outstanding shares by reason of any stock split, consolidation of shares, dividend or other distribution (whether in the form of cash, shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, the exercisability of stock purchase rights received under the Award Agreement, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, if the Board shall determine, in its sole discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the number or kind of shares that may be issued under the Plan, in the number or kind of shares subject to an outstanding Award, or in the Grant Price of a Stock Option, Stock Appreciation Right or other Award, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. Notwithstanding the foregoing, no adjustments shall be made with respect to Awards to the extent such adjustment would cause the Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.

     5.6 Consolidation, Merger or Sale of Assets. Upon the occurrence of (i) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is not to be the surviving corporation, (ii) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is the surviving corporation but holders of shares receive securities of another corporation, or (iii) a sale of all or substantially all of the Company's assets (as an entirety) or capital stock to another person, any Award granted hereunder shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of shares equal to the number of shares the Participant would have been entitled, and proper provisions shall be made to ensure that this clause is a condition to any such transaction; provided, however, that in the event of a transaction described in this Section 5.6 or a Change-of-Control, the Board shall, in its discretion, have the power to either:

          (a) provide, upon written notice to Participants, that all Awards that are currently exercisable must be exercised within the time period specified in the notice and that all Awards not exercised as of the expiration of such period shall be terminated without consideration; or

          (b) cancel any or all Awards and, in consideration of such cancellation, pay to each Participant an amount in cash with respect to each Share issuable under an Award equal to the difference between the Fair Market Value of such Share on such date and the Exercise Price, if any; or

          (c) provide for the immediate vesting and exercisablilty of all Stock Options and Stock Appreciation Rights, removal of all restrictions on outstanding Restricted Stock, Performance-Based Awards and other Stock Based Awards, and vest and pay (on a pro-rata basis) all outstanding incentive Awards.

     5.7 Fractional Shares. No fractional shares shall be issued under the Plan. In the event that a Participant acquires the right to receive a fractional share under the Plan, such Participant shall receive, in lieu of such fractional share, cash equal to the Fair Market Value of the fractional share as of the date of settlement.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

     6.1 Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of shareholders of the Company, except that no amendment that increases the aggregate number of Shares may be issued pursuant to the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Participant with respect to any Award theretofore granted without such Participant's written consent.

     6.2 Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) the adoption of a resolution of the Board terminating the Plan; or

          (b) the tenth anniversary of the date of the Company's 2002 Annual Meeting of Stockholders

No Awards shall be granted under this Plan after it has been terminated. However, the termination of the Plan shall not alter or impair any of the rights or obligations of any person, without such person's consent, under any Award theretofore granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Certificate.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.1 Nontransferability of Awards.  Except as otherwise provided in this
Section 7.1, no Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, other than by will or by the laws of descent or distribution, by the Participant and no other persons shall otherwise acquire any rights therein. Nothing in the preceding sentence, however, shall bar the transfer of an Award (other than an Incentive Stock Option) to a Participant's spouse pursuant to a qualified domestic relations order (QDRO) as defined by Section 414(p) of the Code or
Section 206(d) of the Employee Retirement Income Security Act of 1974, as amended. During the lifetime of a Participant, Stock Options (except for Nonqualified Stock Options that are transferable pursuant to subparagraphs (a) and (b) below) shall be exercisable only by the Participant and shall not be assignable or transferable except as provided above.

          (a) In the case of a Nonqualified Stock Option, the Board may, in its sole discretion, provide in the applicable Award Certificate that all or any part of such Nonqualified Stock Option may, subject to the prior written consent of the Board, be transferred to one or more of a following classes of donees: family member, a trust for the benefit of a family member, a limited partnership whose partners are solely family members or any other legal entity set up for the benefit of family members. For purposes of this Section 7.1, a family member means a Participant's spouse, children, grandchildren, parents, grandparents (natural, step, adopted, or in-laws), siblings, nieces, nephews and grandnieces and grandnephews.

          (b) Except as otherwise provided in the applicable Award Certificate, any Nonqualified Stock Option transferred by a Participant pursuant to sub paragraph (a) above may be exercised by the transferee only to the extent such Nonqualified Stock Option would have been exercisable by the Participant had no transfer occurred. Any such transferred Nonqualified Stock Option shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Certificate. The Participant or the Participant's estate shall remain liable for any withholding or other tax which may be imposed by any federal, state or local tax authority and the transfer of shares upon exercise of such Nonqualified Stock Option shall be conditioned on the payment of such withholding or other tax. The Board may, in its sole discretion, withhold its consent to all or a part of any transfer of a Nonqualified Stock Option pursuant to this Section 7.1 unless and until the Participant makes arrangements satisfactory to the Board for the payment of any such withholding tax. The Participant must immediately notify the Board, in such form and manner as required by the Committee, of any proposed transfer of a Nonqualified Stock Option pursuant to this Section and no such transfer shall be effective until the Board consents thereto in writing.

          (c) Anything in this Section 7.1 to the contrary notwithstanding, in no event may the Committee permit an Incentive Stock Option to be transferred by any Participant other than by will or the laws of descent and distribution.

     7.2 Withholding of Taxes. (a) Stock Options. As a condition to the delivery of any shares pursuant to the exercise of a Stock Option, the Committee may require that the Participant, at the time of such exercise, pay to the Company by cash or by certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Board may, however, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.5(d). In addition, the Board may, in its discretion, permit payment of tax withholding obligations to be made by instructing the Company to withhold shares that would otherwise be issued on exercise having a Fair Market Value on the date of exercise equal to the applicable portion of the tax withholding obligations being so paid. Notwithstanding the foregoing, in no event may any amount greater than the minimum statutory withholding obligation be satisfied by tendering or withholding shares.

     (b) Restricted Stock. The Company shall satisfy tax withholding obligations arising in connection with the release of restrictions on shares of Restricted Stock by withholding shares that would otherwise be available for delivery upon such release having a Fair Market Value on the date of release equal to the minimum statutory withholding obligation.

     (c) Other Awards. Notwithstanding the above, in most jurisdictions all non-stock based Performance-Based Awards will require the reporting of income and withholding of appropriate taxes. Wherever and whenever such reporting and withholding is required, the Company will fully comply by reporting all income as defined in the jurisdiction and withholding and submitting all required taxes levied against said income.

     7.3 Special Forfeiture Provision. The Board may, at its discretion, provide in an Award Certificate that a Stock Option or Restricted Stock Award granted to any Participant who, without prior written approval of the Company, enters into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) to any entity or person engaged in any business in which the Company or its affiliates is engaged which, in the sole judgment of the Company, is competitive with the Company or any subsidiary or affiliate, (i) shall forfeit all rights under any outstanding Stock Option and shall return to the Company the amount of any profit realized upon the exercise, within such period as the Committee may determine, of any Stock Option and (ii) shall forfeit and return to the Company all shares of Restricted Stock (or the equivalent thereof) which are not then vested or which would not have vested but for an acceleration event (such as Retirement), but with respect to the latter, the amount forfeited is limited to the amount that would have vested in the ordinary course after the date such Participant engaged in such conduct. In jurisdictions where forfeiture is not

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permitted under applicable law, the Company shall have the right to repurchase, and the Participant shall have the obligation to sell and deliver, any and all Stock Options and Shares held by the Participant in each case at a price of CHF
0.01 per Share and CHF 0.01 per Stock Option; in this event, the Participant authorizes the Company to perform on his or her behalf all actions necessary to transfer ownership of the Shares and/or Stock Options back to the Company.

     7.4 Code Section 83(b) Elections. Neither the Company, nor the Board shall have any responsibility in connection with a Participant's election, or attempt to elect, under Code Section 83(b) to include the value of a Restricted Stock Award in the Participant's gross income for the year of payment. Any Participant who makes a Code Section 83(b) election with respect to any such Award shall promptly notify the Committee of such election and provide the Committee with a copy thereof.

     7.5 No Implied Rights. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other right upon any Employee for the continuation or his or her employment, for any Performance Cycle or any other period. The Company expressly reserves the right, which may be exercised at any time and without regard to when, during a Performance Cycle or other accounting period, such exercise occurs, to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in the Plan.

     7.6 No Obligation to Exercise Options. The granting of a Stock Option shall impose no obligation upon the Participant to exercise such Stock Option.

     7.7 No Rights as Stockholders. A Participant granted an Award under the Plan shall have no rights as a stockholder of the Company with respect to such Award unless and until such time as the shares underlying the Award are registered in such Participant's name or in the name of a custodian or nominee holding such shares to the benefit of such Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

     7.8 Indemnification of Board. The Company shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a member of the Board or a delegate of the Board so acting.

     7.9 No Required Segregation of Assets. The Company shall not be required to segregate any assets that be at any time be represented by Awards granted pursuant to the Plan.

     7.10 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company.

     7.11 Securities Exchange Act Compliance. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision or this Plan or of any grant of an Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict.

     7.12 Call Option of the Company. Wherever this Plan refers to a call option of the Company relating to Shares or Stock Options Awarded to a Participant, the Participant shall be deemed to consent to all actions the Company may take which are necessary to transfer title to such Shares or Stock Options from the Participant to the Company, and the Company may execute all necessary documents and take all necessary actions on its behalf and on behalf of the Participant to give effect to such transfer.

     7.13 Governing Law; Severability. The Plan and all determinations made and actions taken thereunder shall be governed by the substantive laws of Switzerland. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

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